Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to U.S.C. Section 1350

In connection with the Annual Report on Form 10-K for the period ended December 31, 2021 of SilverBow Resources, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Sean C. Woolverton, the Chief Executive Officer of the Company, and Christopher M. Abundis, the Executive Vice President, Chief Financial Officer, General Counsel and Secretary of the Company, each certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 3, 2022	/s/ Sean C. Woolverton
Sean C. Woolverton Chief Executive Officer
Date:	March 3, 2022	/s/ Christopher M. Abundis
Christopher M. Abundis Executive Vice President, Chief Financial Officer, General Counsel and Secretary